Exhibit 10.1

EVERGREEN SOLAR, INC.

Amended and Restated 2000 Stock Option and Incentive Plan

1.	Purpose and Eligibility.

The purpose of this Amended and Restated 2000 Stock Option and Incentive Plan (the “Plan”) of Evergreen Solar, Inc. (the “Company”) is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 10.

2.	Administration.

a. ADMINISTRATION BY BOARD OF DIRECTORS.  The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, subject to Section 9(g), to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b. APPOINTMENT OF COMMITTEES.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board. Any awards granted to non-employee directors shall be administered by a committee of the Board consisting solely of non-employee directors of the Company.

c. DELEGATION TO EXECUTIVE OFFICERS.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.	Stock Available for Awards.

a. NUMBER OF SHARES.  Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock, $.01 par value, of the Company (the “Common Stock”) that may be issued pursuant to the Plan is twenty-two million one hundred and fifty thousand shares (22,150,000). If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed twenty-two million one hundred and fifty thousand shares (22,150,000) shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. No more than 5% of the total number of shares authorized for issuance pursuant to this Plan may be granted as Restricted Stock Awards, Restricted Stock Units Performance Shares, Stock Appreciation Rights or other share-based Awards (other than Options) which vest within less than one year after the date of grant. With respect to such Awards in excess of 5% of the total number of shares authorized for issuance pursuant to this Plan (i) the vesting period for Awards with performance-based vesting provisions shall not be less than one (1) year and (ii) the vesting period for Awards with time-based vesting provisions shall not be less than three (3) years.

b. PER-PARTICIPANT LIMIT.  Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 1,000,000 shares of Common Stock.

c. ADJUSTMENT TO COMMON STOCK.  In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 9(e)(i) applies for any event, this Section 3(c) shall not be applicable.

4.	Stock Options.

a. GENERAL.  The Board may grant options to purchase Common Stock (each, an “Option” and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. INCENTIVE STOCK OPTIONS.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option”.

c. EXERCISE PRICE.  The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement. The exercise price for an Option shall not be less than 100% of the fair market value per share of Common Stock on the date of grant.

d. DURATION OF OPTIONS.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. Each Option shall terminate no later than ten (10) years from the date of grant.

e. EXERCISE OF OPTION.  Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

f. PAYMENT UPON EXERCISE.  Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

5.	Restricted Stock.

a. GRANTS.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

b. TERMS AND CONDITIONS.  The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

c. SECTION 162(m) PERFORMANCE RESTRICTIONS.  For purposes of qualifying Restricted Stock Awards as “performance-based compensation “under Section 162(m) of the Code, the Board, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Board on or before the latest date permissible to enable the Restricted Stock Award to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting a Restricted Stock Award which is intended to qualify under Section 162(m) of the Code, the Board shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

6.	Stock Appreciation Rights.

a. GRANT.  Subject to the terms and conditions of the Plan, Stock Appreciation Rights (“SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Board, in its sole discretion. The Board shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any fiscal year no Participant may be granted SARs covering more than 1,000,000 Shares.

b. EXERCISE PRICE AND OTHER TERMS.  The Board, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of an SAR shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant. Each SAR shall terminate no later than ten (10) years from the date of grant.

c. SAR AGREEMENT.  Each SAR shall be evidence by a written award agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Board, in its sole discretion, shall determine.

d. EXPIRATION OF SARS.  A SAR granted under the Plan shall expire upon the date determined by the Board, in its sole discretion, and set forth in the award agreement.

e. PAYMENT OF SAR AMOUNT.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the fair market value of a share of Common Stock on the date of exercise over the exercise price; multiplied by

(ii) The number of shares of Common Stock with respect to which the SAR is exercised.

f. PAYMENT UPON EXERCISE.  At the discretion of the Board, payment for a SAR may be in cash, shares of Common Stock or a combination thereof.

7.	Performance Units and Performance Shares.

a. GRANT OF PERFORMANCE UNITS AND PERFORMANCE SHARES.  Performance Units and Performance Shares may be granted to individuals eligible to receive Awards under the Plan at any time and from time to time, as shall be determined by the Board, in its sole discretion.

b. NUMBER OF SHARES.  The Board will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided that during any fiscal year of the Company, no Participant shall be granted either (i) Performance Units with an initial value greater than 1,000,000 shares of Common Stock or (ii) more than 1,000,000 Performance Shares, with such grants in the aggregate being subject to the Section 3(b) 1,000,000 share limit.

c. VALUE OF PERFORMANCE UNITS/ SHARES.  Each Performance Unit shall have an initial value established by the Board on or before the date of grant. Each Performance Share shall have an initial value equal to the fair market value of a share of Common Stock on the date of grant.

d. PERFORMANCE OBJECTIVES AND OTHER TERMS.  The Board will set performance objectives or other vesting provisions (including, without limitation, continued status as a service provider of the Company or subsidiary) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Participants. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each award of Performance Units or Performance Shares will be evidenced by an award agreement that will specify the Performance Period, and such other terms and conditions as the Board, in its sole discretion, will determine. The Board may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Board in its discretion.

e. SECTION 162(m) PERFORMANCE OBJECTIVES.  For purposes of qualifying grants of Performance Units or Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Board, in its discretion, may determine that the performance objectives applicable to Performance Units or Performance Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units or Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units or Performance Shares which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/ Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

f. EARNING OF PERFORMANCE UNITS OR PERFORMANCE SHARES.  After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit or Performance Share, the Board, in its sole discretion, may reduce or waive any performance objective or other vesting provisions for such Performance Unit or Performance Share in the event of a Participant’s death or disability, or upon the occurrence of an Acquisition (as defined in Section 9(e)).

g. FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS OR PERFORMANCE SHARES.  Payment of earned Performance Units or Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Board, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in shares of Common Stock (which have an aggregate fair market value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

h. CANCELLATION OF PERFORMANCE UNITS OR PERFORMANCE SHARES.  On the date set forth in the award agreement, all unearned or unvested Performance Units or Performance Shares will be forfeited to the Company, and again will be available for grant under the Plan.

8.	Restricted Stock Units.

a. GRANT.  Subject to the terms and conditions of the Plan, Restricted Stock Units (“RSUs”) in the form of phantom stock units may be granted to Participants at any time and from time to time as shall be determined by the Board, in its sole discretion. The Board shall have complete discretion in determining the number of RSUs granted to each Participant.

b. TERMS AND CONDITIONS.  The Board shall determine the restrictions and conditions applicable to each Award of RSUs at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of an

Award of RSUs is contingent on the grantee executing a written award agreement (an “RSU Award Agreement”). The terms and conditions of each such RSU Award Agreement shall be determined by the Board, and such terms and conditions may differ among individual Awards and grantees. To the extent that an Award of RSUs is subject to Section 409A of the Code (“Section 409A”), it may contain such additional terms and conditions as the Board shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A. At the end of any deferral period applicable to an Award of RSUs, such RSUs, to the extent vested, shall be settled in the form of shares of Common Stock.

c. RIGHTS AS A STOCKHOLDER.  A Participant shall have the rights as a stockholder only as to shares of Common Stock acquired by the Participant upon settlement of an award of RSUs; provided that the Participant may, in the Board’s sole discretion, be credited with dividends or dividend equivalent rights with respect to the phantom stock units underlying the Participant’s RSUs, subject to such terms and conditions as the Board may determine.

d. TERMINATION.  Except as may otherwise be provided by the Board either in the RSU Award Agreement or, subject to Section 10(g) below, in writing after the RSU Award Agreement is issued, a Participant’s right in all RSUs that have not vested shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its subsidiaries for any reason.

9.	General Provisions Applicable to Awards.

a. TRANSFERABILITY OF AWARDS.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. DOCUMENTATION.  Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

c. BOARD DISCRETION.  The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d. TERMINATION OF STATUS.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

e. ACQUISITION OF THE COMPANY.

(i) CONSEQUENCES OF AN ACQUISITION.  Unless otherwise expressly provided in the applicable Option or Award, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 9(e)(i), also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, provide that one or more Options then outstanding shall become immediately exercisable in full or in part and that such Options must be exercised within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or provide that one or more Options then outstanding shall become immediately exercisable in full or in part and shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof.

(ii) ACQUISITION DEFINED.  An “Acquisition” shall mean: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

(iii) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions, as the Board considers appropriate in the circumstances.

(iv) PARACHUTE AWARDS.  If, in connection with an Acquisition, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); PROVIDED, HOWEVER, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 9(e)(iv) shall be made by the Company.

f. WITHHOLDING.  Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g. AMENDMENT OF AWARDS.  The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing or any other provision of the Plan, the Board may not amend the terms of any Option to effect a pricing without the approval of the shareholders. For the purposes of the foregoing sentence, the term “repricing” shall mean any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option after it is granted, (ii) buying-out an outstanding Option at a time when its exercise price exceeds the fair market value of the underlying stock for cash or shares, or (iii) any other action that is treated as a repricing under generally accepted accounting principles, or (iv) canceling an Option at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, Restricted Stock Awards, or other Awards or equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

h. CONDITIONS ON DELIVERY OF STOCK.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i. ACCELERATION.  The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option; provided that Board’s ability to accelerate the vesting of Awards under the Plan for any participant is limited to change in control transactions and the death, disability and retirement of such participant.

10.	Miscellaneous.

a. DEFINITIONS.

(i) “ANNUAL REVENUE” means the Company’s or a business unit’s revenues for the fiscal year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the fiscal year, the Board shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(ii) “CASH POSITION” means the Company’s level of cash and cash equivalents.

(iii) “COMPANY” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Evergreen Solar, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Evergreen Solar, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(iv) “CODE” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(v) “EARNINGS PER SHARE” means as to any fiscal year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(vi) “EMPLOYEE” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

(vii) “GROSS MARGIN” means the percentage equal to the Company’s or a business unit’s total sales revenue minus its cost of goods sold, divided by the total sales revenue, determined in accordance with generally accepted accounting principles.

(viii) “INDIVIDUAL OBJECTIVES” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Board (in its discretion).

(ix) “NET INCOME” means as to any fiscal year, the income after taxes of the Company for the fiscal year determined in accordance with generally accepted accounting principles, provided that prior to the fiscal year, the Board shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(x) “OPERATING CASH FLOW” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally accepted accounting principles.

(xi) “OPERATING INCOME” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(xii) “PERFORMANCE GOALS” means the goal(s) (or combined goal(s)) determined by the Board (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, (k) Profit Margin, (l) Gross Margin and (m) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. The Board may specify in an Award that Performance Goals shall be adjusted to include or exclude the effect of special one-time or extraordinary gains or losses and other one-time or extraordinary events, including without limitation changes in accounting principles, extraordinary, unusual, or nonrecurring items (such as material litigation, judgments and settlements), currency exchange rate fluctuations, changes in corporate tax rates, and the impact of acquisitions, divestitures, and discontinued operations. Prior to the occurrence of an Acquisition, the Board may exercise its discretion in a uniform and non-discriminatory manner for similarly situated Participants to reduce (but not increase) any Award otherwise payable under this Plan in accordance with objective or subjective factors if necessary or appropriate to limit the amount payable under an Award to an amount consistent with the purposes of the Plan and the intended economic benefits of participation in the Plan.

(xiii) “PROFIT MARGIN” means the percentage equal to the Company’s or a business unit’s Operating Income after taxes, excluding equity compensation expense, divided by its total revenue as reported above for the entire calendar year, determined in accordance with generally accepted accounting principles.

(xiv) “RETURN ON ASSETS” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(xv) “RETURN ON EQUITY” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(xvi) “RETURN ON SALES” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(xvii) “TOTAL SHAREHOLDER RETURN” means the total return (change in share price plus reinvestment of any dividends) of a share of Company Common Stock.

b. NO RIGHT TO EMPLOYMENT OR OTHER STATUS.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. NO RIGHTS AS STOCKHOLDER.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. EFFECTIVE DATE AND TERM OF PLAN.  The Plan shall become effective upon adoption by the Board. No Awards shall be granted under the Plan after April 16, 2018, but Awards previously granted may extend beyond that date.

e. AMENDMENT OF PLAN.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, any amendments that permit stock option repricing under the Plan, will be subject to approval by the stockholders of the Company. The affirmative vote of a majority of shares of the Company’s common stock present in person or by proxy at any annual meeting or special meeting of stockholders will be required to either (i) materially increase the aggregate number of securities that may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation under the Plan.

f. GOVERNING LAW.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

g. SECTION 409A REQUIREMENTS.  Notwithstanding anything to the contrary in this Plan or any Award agreement, the following provisions shall apply to any payments and benefits otherwise payable to or provided to a Participant under this Plan and any Award:

(i) For purposes of Section 409A of the Code, each “payment” (as defined by Section 409A of the Code) made under this Plan or an Award shall be considered a “separate payment.” In addition, for purposes of Section 409A of the Code, payments shall be deemed exempt from the definition of deferred compensation under Section 409A of the Code to the fullest extent possible under (x) the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), and (y) (with respect to amounts paid as separation pay no later than the second calendar year following the calendar year containing the Participant’s “separation from service” (as defined for purposes of Section 409A of the Code)) the “two years/two-times” separation pay exemption of Treasury Regulation § 1.409A-1(b)(9)(iii), which are hereby incorporated by reference.

(ii) If the Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its affiliates) as of his or her separation from service, to the extent any payment under this Plan or an Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or an Award may be made until the earlier of: (x) the first day of the seventh month following the Participant’s separation from service, or (y) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

(iii) If this Plan or any Award fails to meet the requirements of Section 409A of the Code, neither the Company nor any of its affiliates shall have any liability for any tax, penalty or interest imposed on the Participant by Section 409A of the Code, and the Participant shall have no recourse against the Company or any of its affiliates for payment of any such tax, penalty or interest imposed by Section 409A of the Code.

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Approved by the Board of Directors of the Company: April 28, 2010
Approved by the Stockholders of the Company: July 27, 2010